Exhibit 99.1

CONTACT:	Jason Koval (914) 640-4429
FOR IMMEDIATE RELEASE
October 28, 2010
STARWOOD REPORTS THIRD QUARTER 2010 RESULTS
WHITE PLAINS, NY, October 28, 2010 — Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT) today reported third quarter 2010 financial results.
Third Quarter 2010 Highlights
•	Excluding special items, EPS from continuing operations was $0.25. Including special items, EPS from continuing operations was a loss of $0.03.

•	Adjusted EBITDA was $205 million.

•	Excluding special items, income from continuing operations was $47 million. Including special items, the loss from continuing operations was $5 million.

•	Worldwide System-wide REVPAR for Same-Store Hotels increased 10.0% (11.1% in constant dollars) compared to the third quarter of 2009. System-wide REVPAR for Same-Store Hotels in North America increased 10.6% (10.0% in constant dollars).

•	Management and franchise revenues increased 7.7% compared to 2009.

•	Worldwide Same-Store company-operated gross operating profit margins increased approximately 140 basis points.

•	Worldwide REVPAR for Starwood branded Same-Store Owned Hotels increased 10.8% (12.5% in constant dollars) compared to the third quarter of 2009. REVPAR for Starwood branded Same-Store Owned Hotels in North America increased 12.5% (11.2% in constant dollars).

•	Margins at Starwood branded Same-Store Owned Hotels Worldwide increased 110 basis points.

•	Operating income from vacation ownership and residential increased $10 million compared to 2009.

•	During the quarter, the Company signed 20 hotel management and franchise contracts representing approximately 4,500 rooms and opened 17 hotels and resorts with approximately 3,300 rooms.

Third Quarter 2010 Earnings Summary
Starwood Hotels & Resorts Worldwide, Inc. (“Starwood” or the “Company”) today reported a loss from continuing operations for the third quarter of 2010 of $0.03 per share compared to EPS of $0.20 in the third quarter of 2009. Excluding special items, EPS from continuing operations was $0.25 for the third quarter of 2010 compared to $0.14 in the third quarter of 2009. Excluding special items, the effective income tax rate in the third quarter of 2010 was 23.0%.
Special items in the third quarter of 2010 included a pretax charge of $55 million ($52 million after tax or $0.28 per share) and were primarily related to the loss on the sale of one hotel. Special items in the third quarter of 2009 included an $11 million after tax benefit or $0.06 per share primarily related to a tax benefit on a hotel sale.
The loss from continuing operations was $5 million in the third quarter of 2010 compared to income of $36 million in 2009. Excluding special items, income from continuing operations was $47 million in the third quarter of 2010 compared to $25 million in 2009.
The net loss was $6 million and $0.03 per share in the third quarter of 2010 compared to net income of $40 million and EPS of $0.22 in the third quarter of 2009.
Frits van Paasschen, CEO said, “We were able to beat expectations thanks to our top-line growth initiatives that powered third quarter REVPAR results. Our distinctive and compelling brands are gaining share, and our strong presence in the key global cities positions us well to benefit from the return of the business traveler.”
“New hotel signings are being driven by our emerging markets platform. We expect overall new supply in developed markets to remain well below historic rates of growth, resulting in a multi-year supply/demand imbalance. In North America, supply growth in the Upper Upscale and Luxury segments is expected to fall below 0.5% in 2011, and remain at these low levels for a few years to come. This limited supply will support our ability to recover the rate we gave up in 2009 and 2010. In that context, we are seeing a recovering transaction market as buyers appreciate the great upside ahead for hotel owners.”
Third Quarter 2010 Operating Results
Management and Franchise Revenues
Worldwide System-wide REVPAR for Same-Store Hotels increased 10.0% (11.1% in constant dollars) compared to the third quarter of 2009. International System-wide REVPAR for Same-Store Hotels increased 9.1% (12.5% in constant dollars).

Worldwide System-wide REVPAR for Same-Store changes by region:

	REVPAR
Region	Reported	Constant dollars

North America	10.6%	10.0%
Europe	0.9%	11.7%
Asia Pacific	20.5%	15.8%
Africa and the Middle East	(0.4)%	1.4%
Latin America	28.2%	28.2%
Increases in REVPAR for Worldwide System-wide Same-Store hotels by brand:

	REVPAR
Brand	Reported	Constant dollars

St. Regis/Luxury Collection	6.3%	11.5%
W Hotels	18.9%	18.7%
Westin	8.4%	8.7%
Sheraton	11.3%	11.4%
Le Méridien	5.1%	10.6%
Four Points by Sheraton	12.4%	12.0%
Worldwide Same-Store company-operated gross operating profit margins increased approximately 140 basis points in the third quarter driven by REVPAR increases and cost controls. International gross operating profit margins for Same-Store company-operated properties increased approximately 130 basis points, and North American Same-Store company-operated gross operating profit margins increased approximately 160 basis points.
Management fees, franchise fees and other income were $173 million, up $10 million, or 6.1%, from the third quarter of 2009. Management fees increased 8.0% to $94 million and franchise fees increased 16.2% to $43 million.
During the third quarter of 2010, the Company signed 20 hotel management and franchise contracts, representing approximately 4,500 rooms, of which 15 are new builds and five are conversions from other brands. At September 30, 2010, the Company had approximately 350 hotels in the active pipeline representing approximately 85,000 rooms.
During the third quarter of 2010, 17 new hotels and resorts (representing approximately 3,300 rooms) entered the system, including the W New York Downtown (New York, 217 rooms), the Westin Resort, Costa Navarino (Greece, 123 rooms), Sheraton Zhongshan (China, 350 rooms), Sheraton Udaipur Palace Resort & Spa (India, 228 rooms), and four new Alofts with 521 rooms (Chennai and Bengaluru, India; Brussels, Belgium, and Tulsa, Oklahoma). Three properties (representing approximately 300 rooms) were removed from the system during the quarter.
Owned, Leased and Consolidated Joint Venture Hotels
Worldwide REVPAR for Starwood branded Same-Store Owned Hotels increased 10.8% (12.5% in constant dollars). REVPAR at Starwood branded Same-Store Owned Hotels in North America increased 12.5% (11.2% in constant dollars). Internationally, Starwood branded Same-Store Owned Hotel REVPAR increased 8.3% (14.5% in constant dollars).

Revenues at Starwood branded Same-Store Owned Hotels in North America increased 9.2% (8.0% in constant dollars) while costs and expenses increased 6.0% when compared to 2009. Margins at these hotels increased 250 basis points.
Revenues at Starwood branded Same-Store Owned Hotels Worldwide increased 7.5% (9.1% in constant dollars) while costs and expenses increased 5.9% when compared to 2009. Margins at these hotels increased 110 basis points.
Revenues at owned, leased and consolidated joint venture hotels were $427 million, compared to $388 million in 2009.
Vacation Ownership
Total vacation ownership revenues increased 3.2% to $129 million compared to $125 million in 2009 driven by the impact of ASU 2009-17. Originated contract sales of vacation ownership intervals decreased 4.8% primarily due to lower tour flow and a lower average price. The number of contracts signed decreased 3.6% when compared to 2009 and the average price per vacation ownership unit sold decreased 2.5% to approximately $14,000, driven by price reductions and inventory mix.
Selling, General, Administrative and Other
Selling, general, administrative and other expenses increased 7.1% to $90 million compared to the third quarter of 2009.
Capital
Gross capital spending during the quarter included approximately $28 million of maintenance capital and $24 million of development capital. Investment spending on net vacation ownership interest (“VOI”) and residential inventory was $30 million, primarily related to the St. Regis Bal Harbour project.
Asset Sales
On September 29, 2010, the Company completed the sale of one hotel for gross proceeds of $70 million. This hotel was sold subject to a long-term management contract.
Balance Sheet
At September 30, 2010, the Company had gross debt of $2.860 billion, excluding $532 million of debt associated with securitized vacation ownership notes receivable that are required to be consolidated under ASU 2009-17. Additionally, the Company had cash and cash equivalents of $405 million (including $48 million of restricted cash), or net debt of $2.455 billion, compared to net debt of $2.834 billion as of June 30, 2010. Net debt at September 30, 2010 including debt and restricted cash associated with securitized vacation ownership notes receivables was $2.966 billion.
At September 30, 2010, debt was approximately 81% fixed rate and 19% floating rate and its weighted average maturity was 4.5 years with a weighted average interest rate of 6.87% excluding the securitized debt. The Company had cash (including current restricted cash) and availability under the domestic and international revolving credit facility of approximately $1.762 billion.

During the third quarter of 2010, the Company completed the securitization of approximately $300 million of vacation ownership notes receivable. Approximately $93 million of proceeds from this transaction were used to terminate the privately placed securitization completed in June 2009. The net cash proceeds from the securitization were approximately $180 million.
IRS Tax Settlement
In January 2009, the Company and the IRS reached an agreement in principle to settle the litigation pertaining to the tax treatment of the Company’s 1998 disposition of World Directories, Inc. In October 2010, the previously proposed settlement was formally agreed to by both the Company and the IRS through the execution of definitive documents stipulating the terms of the settlement. The executed settlement and decision documents were filed with the US Tax Court and signed by the Court, resulting in a transfer of the case to the IRS for processing the refund. The Company expects to receive a tax refund of over $200 million during the fourth quarter of 2010.
Outlook
For the Full Year 2010:
•	Adjusted EBITDA is expected to be approximately $840 million to $845 million, assuming:
•	REVPAR increases at Same-Store Company Operated Hotels Worldwide of 8% to 9% in constant dollars (approximately 50 basis points higher in dollars at current exchange rates).

•	REVPAR increases at Branded Same-Store Owned Hotels Worldwide of 9% to 10% in constant dollars (approximately 100 basis points higher in dollars at current exchange rates).

•	Management and franchise revenues increase approximately 8%.

•	Operating income from our vacation ownership and residential business of approximately $125 million.

•	Selling, General and Administrative expenses increase approximately 11%.
•	Depreciation and amortization is expected to be approximately $330 million.

•	Interest expense is expected to be approximately $256 million and cash taxes are expected to be approximately $75 million.

•	Full year effective tax rate is expected to be approximately 19%.

•	EPS before special items is expected to be approximately $1.09 to $1.11.

•	Full year capital expenditure (excluding vacation ownership and residential inventory) is expected to be approximately $140 million for maintenance, renovation and technology. In addition, in-flight investment projects and prior commitments for joint ventures and other investments is expected to total approximately $140 million. Vacation ownership (excluding Bal Harbour) is expected to generate approximately $225 million in positive cash flow, including proceeds from the securitization completed in the third quarter. Bal Harbour capital expenditure is expected to be approximately $150 million.
For the three months ended December 31, 2010:
•	Adjusted EBITDA is expected to be approximately $230 million to $235 million, assuming:
•	REVPAR increases at Same-Store Company Operated Hotels Worldwide of 7% to 9% in constant dollars (approximately 50 basis points lower in dollars at current exchange rates).

•	REVPAR increases at Branded Same-Store Owned Hotels Worldwide of 7% to 9% in constant dollars (approximately 50 basis points lower in dollars at current exchange rates).

•	Management and franchise revenues increase approximately 4% to 6%.

•	Operating income from our vacation ownership and residential business increases approximately $5 million to $10 million.
•	Depreciation and amortization is expected to be $82 million.

•	Interest expense is expected to be $62 million.

•	Income from continuing operations, before special items, is expected to be approximately $69 million to $73 million, reflecting an effective tax rate of approximately 20%.

•	EPS before special items is expected to be approximately $0.36 to $0.38.

For the Full Year 2011:
In Developed markets, the macroeconomic environment is uncertain with high unemployment and high public/private debt. While there are concerns about slower, “new” normal demand growth, the lodging supply situation is very favorable. In Emerging markets, macroeconomic growth has been strong, driving high secular growth in both lodging demand and supply. While visibility is improving, booking windows remain shorter than normal. We remain of the view that several scenarios could play out. Based on what we know at this point, our most likely scenario for 2011 assumes the continuation of current trends and a normal, global lodging recovery:
•	Adjusted EBITDA is expected to be approximately $950 million to $980 million, assuming:
•	REVPAR increases at Same-Store Company Operated Hotels Worldwide of 7% to 9% in constant dollars.

•	REVPAR increases at Branded Same-Store Owned Hotels Worldwide of 7% to 9% in constant dollars.

•	Management and franchise revenues increase approximately 9% to 11%.

•	Operating income from our vacation ownership and residential business of approximately $125 million.

•	Selling, General and Administrative expenses increase 1% to 2%.
•	Depreciation and amortization is expected to be approximately $330 million.

•	Interest Expense is expected to be approximately $250 million.

•	Income from continuing operations is expected to be approximately $278 million to $300 million, reflecting an effective tax rate of approximately 25%.

•	EPS is expected to be approximately $1.44 to $1.55.

Special Items
The Company’s special items netted to a charge of $55 million ($52 million after-tax) in the third quarter of 2010 compared to a $25 million charge ($11 million after-tax benefit) in the same period of 2009.
The following represents a reconciliation of income from continuing operations before special items to income from continuing operations including special items (in millions, except per share data):

Three Months Ended			Nine Months Ended
September 30,			September 30,
2010	2009		2010	2009
$47	$25	Income from continuing operations before special items	$138	$92

$0.25	$0.14	EPS before special items (a)	$0.73	$0.51

		Special Items
1	(2)	Restructuring, goodwill impairment and other special credits (charges), net (b)	2	(24)
(56)	(23)	Loss on asset dispositions and impairments, net (c)	(35)	(49)

(55)	(25)	Total special items — pre-tax	(33)	(73)
3	36	Income tax (expense) benefit for special items (d)	(1)	46
—	—	Italian income tax incentive (e)	—	120

(52)	11	Total special items — after-tax	(34)	93

$(5)	$36	Income (loss) from continuing operations	$104	$185

$(0.03)	$0.20	EPS including special items	$0.55	$1.02

(a)	Diluted shares for the three months ended September 30, 2010 are 190 million.

(b)	During the three and nine months ended September 30, 2010, the Company recorded restructuring credits associated with the reversal of previous restructuring reserves no longer deemed necessary.

During the three and nine months ended September 30, 2009, the Company recorded restructuring charges associated with its initiative to streamline operations and eliminate costs, including severance, lease termination fees and write-off of leasehold improvements.

(c)	During the three months ended September 30, 2010, the net loss primarily reflects a loss on the sale of one hotel. During the nine months ended September 30, 2010, the charges above were partially offset by $14 million from property insurance proceeds related to an owned hotel damaged by a tornado and a $5 million gain that resulted from the step acquisition of a controlling interest in a previously unconsolidated joint venture.

During the three months ended September 30, 2009, the charge primarily reflects impairment charges of approximately $23 million associated with an investment in a hotel management contract which was subsequently cancelled, the Company’s retained interest in securitized receivables and the carrying value of one hotel. During the nine months ended September 30, 2009, the charge also includes impairment charges of $26 million of the Company’s retained interests in securitized receivables and certain fixed assets.

(d)	During the three months ended September 30, 2010, the benefit primarily relates to a tax benefit on the sale of one hotel. During the nine months ended September 30, 2010, the net expense primarily relates to tax expenses at the statutory rate for restructuring credits and losses partially offset by the adjustment of deferred taxes associated with prior year impairment charges due to the change in a foreign tax rate.

The results for the three and nine months ended September 30, 2009 primarily reflect tax benefits at the statutory rate for the special items and a tax benefit for a hotel sale with a higher tax basis, partially offset by permanent tax charges associated with the loss on certain asset dispositions.

(e)	During the nine months ended September 30, 2009, the benefit relates to an Italian tax incentive program through which the tax basis of Italian owned hotels were stepped up in exchange for paying a relatively minor current tax. As a result, the Company recognized a net deferred tax benefit of $120 million under the program.
The Company has included the above supplemental information concerning special items to assist investors in analyzing Starwood’s financial position and results of operations. The Company has chosen to provide this information to investors to enable them to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of core on-going operations.

Starwood will be conducting a conference call to discuss the third quarter financial results at 9:00 a.m. (EDT) today at (706) 758-8744. The conference call will be available through a simultaneous web cast in the Investor Relations/Press Releases section of the Company’s website at http://www.starwoodhotels.com. A replay of the conference call will also be available from 12:00 p.m. (EDT) today through November 4, 2010 at 12:00 midnight (EDT) on both the Company’s website and via telephone replay at (706) 645-9291 (pass code #62012981).
Definitions
All references to EPS, unless otherwise noted, reflect earnings per diluted share from continuing operations attributable to Starwood’s common shareholders. All references to continuing operations, discontinued operations and net income reflect amounts attributable to Starwood’s common shareholders (i.e. excluding amounts attributable to noncontrolling interests). All references to “net capital expenditures” mean gross capital expenditures for timeshare and fractional inventory net of cost of sales. EBITDA represents net income before interest expense, taxes, depreciation and amortization. The Company believes that EBITDA is a useful measure of the Company’s operating performance due to the significance of the Company’s long-lived assets and level of indebtedness. EBITDA is a commonly used measure of performance in its industry which, when considered with GAAP measures, the Company believes gives a more complete understanding of the Company’s operating performance. It also facilitates comparisons between the Company and its competitors. The Company’s management has historically adjusted EBITDA (i.e., “Adjusted EBITDA”) when evaluating operating performance for the total Company as well as for individual properties or groups of properties because the Company believes that the inclusion or exclusion of certain recurring and non-recurring items, such as restructuring, goodwill impairment and other special charges and gains and losses on asset dispositions and impairments, is necessary to provide the most accurate measure of core operating results and as a means to evaluate comparative results. The Company’s management also uses Adjusted EBITDA as a measure in determining the value of acquisitions and dispositions and it is used in the annual budget process. The Company has historically reported this measure to its investors and believes that the continued inclusion of Adjusted EBITDA provides consistency in its financial reporting and enables investors to perform more meaningful comparisons of past, present and future operating results and provides a means to evaluate the results of its core on-going operations. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by GAAP and such metrics should not be considered as an alternative to net income, cash flow from operations or any other performance measure prescribed by GAAP. The Company’s calculation of EBITDA and Adjusted EBITDA may be different from the calculations used by other companies and, therefore, comparability may be limited.

All references to Same-Store Owned Hotels reflect the Company’s owned, leased and consolidated joint venture hotels, excluding condo hotels, hotels sold to date and hotels undergoing significant repositionings or for which comparable results are not available (i.e., hotels not owned during the entire periods presented or closed due to seasonality or natural disasters). References to Company Operated Hotel metrics (e.g. REVPAR) reflect metrics for the Company’s owned and managed hotels. References to System-Wide metrics (e.g. REVPAR) reflect metrics for the Company’s owned, managed and franchised hotels. REVPAR is defined as revenue per available room. ADR is defined as average daily rate.
All references to contract sales or originated sales reflect vacation ownership sales before revenue adjustments for percentage of completion accounting methodology.
All references to management and franchise revenues represent base and incentive fees, franchise fees, amortization of deferred gains resulting from the sales of hotels subject to long-term management contracts and termination fees.
Starwood Hotels & Resorts Worldwide, Inc. is one of the leading hotel and leisure companies in the world with 1,025 properties in nearly 100 countries and 145,000 employees at its owned and managed properties. Starwood Hotels is a fully integrated owner, operator and franchisor of hotels and resorts with the following internationally renowned brands: St. Regis®, The Luxury Collection®, W®, Westin®, Le Méridien®, Sheraton®, Four Points® by Sheraton, aloft(SM), and element(SM). Starwood Hotels also owns Starwood Vacation Ownership, Inc., one of the premier developers and operators of high quality vacation interval ownership resorts. For more information, please visit www.starwoodhotels.com.

** Please contact Starwood’s new, toll-free media hotline at (866) 4-STAR-PR
(866-478-2777) for photography or additional information.**
Note: This press release contains forward-looking statements within the meaning of federal securities regulations. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties and other factors that may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. Further results, performance and achievements may be affected by general economic conditions including the impact of war and terrorist activity, business and financing conditions, foreign exchange fluctuations, cyclicality of the real estate (including residential) and the hotel and vacation ownership businesses, operating risks associated with the hotel, vacation ownership and residential businesses, relationships with associates and labor unions, customers and property owners, the impact of the internet reservation channels, our reliance on technology, domestic and international political and geopolitical conditions, competition, governmental and regulatory actions (including the impact of changes in U.S. and foreign tax laws and their interpretation), travelers’ fears of exposure to contagious diseases, risk associated with the level of our indebtedness, risk associated with potential acquisitions and dispositions and the introduction of new brand concepts and other risks and uncertainties. These risks and uncertainties are presented in detail in our filings with the Securities and Exchange Commission. Future vacation ownership units indicated in this press release include planned units on land owned by the Company or by joint ventures in which the Company has an interest that have received all major governmental land use approvals for the development of vacation ownership resorts. There can also be no assurance that such units will in fact be developed and, if developed, the time period of such development (which may be more than several years in the future). Some of the projects may require additional third-party approvals or permits for development and build out and may also be subject to legal challenges as well as a commitment of capital by the Company. The actual number of units to be constructed may be significantly lower than the number of future units indicated. There can also be no assurance that agreements will be entered into for the hotels in the Company’s pipeline and, if entered into, the timing of any agreement and the opening of the related hotel. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)

Three Months Ended				Nine Months Ended
September 30,				September 30,
		%				%
2010	2009	Variance		2010	2009	Variance
			Revenues
$427	$388	10.1	Owned, leased and consolidated joint venture hotels	$1,245	$1,154	7.9
132	126	4.8	Vacation ownership and residential sales and services	402	387	3.9
173	163	6.1	Management fees, franchise fees and other income	503	473	6.3
523	479	9.2	Other revenues from managed and franchised properties (a)	1,581	1,436	10.1

1,255	1,156	8.6		3,731	3,450	8.1

			Costs and Expenses
352	323	(9.0)	Owned, leased and consolidated joint venture hotels	1,028	972	(5.8)
98	102	3.9	Vacation ownership and residential	302	306	1.3
90	84	(7.1)	Selling, general, administrative and other	258	235	(9.8)
(1)	2	n/m	Restructuring, goodwill impairment and other special (credits) charges, net	(2)	24	n/m
64	69	7.2	Depreciation	196	206	4.9
7	11	36.4	Amortization	24	25	4.0
523	479	(9.2)	Other expenses from managed and franchised properties (a)	1,581	1,436	(10.1)

1,133	1,070	(5.9)		3,387	3,204	(5.7)
122	86	41.9	Operating income	344	246	39.8
(1)	(3)	66.7	Equity earnings and gains and (losses) from unconsolidated ventures, net	5	(5)	n/m
(59)	(60)	1.7	Interest expense, net of interest income of $0, $0, $1 and $2	(180)	(156)	(15.4)

(56)	(23)	n/m	Loss on asset dispositions and impairments, net	(35)	(49)	(28.6)

6	—	n/m	Income from continuing operations before taxes	134	36	n/m
(11)	36	n/m	Income tax (expense) benefit	(32)	147	n/m

(5)	36	n/m	Income from continuing operations	102	183	(44.3)
			Discontinued Operations:
(1)	—	n/m	Net (loss) income from operations, net of tax	(2)	(1)	n/m
—	4	n/m	Net gain (loss) on dispositions, net of tax	36	(4)	n/m

(6)	40	n/m	Net income	136	178	(23.6)
—	—	—	Net loss attributable to noncontrolling interests	2	2	—

$(6)	$40	n/m	Net income attributable to Starwood	$138	$180	(23.3)

			Earnings (Loss) Per Share — Basic
$(0.03)	$0.20	n/m	Continuing operations	$0.57	$1.03	(44.7)
—	0.02	n/m	Discontinued operations	0.19	(0.03)	n/m

$(0.03)	$0.22	n/m	Net income	$0.76	$1.00	(24.0)

			Earnings (Loss) Per Share — Diluted
$(0.03)	$0.20	n/m	Continuing operations	$0.55	$1.02	(46.1)
—	0.02	n/m	Discontinued operations	0.18	(0.03)	n/m

$(0.03)	$0.22	n/m	Net income	$0.73	$0.99	(26.3)

			Amounts attributable to Starwood’s Common Shareholders
$(5)	$36	n/m	Continuing operations	$104	$185	(43.8)
(1)	4	n/m	Discontinued operations	34	(5)	n/m

$(6)	$40	n/m	Net income	$138	$180	(23.3)

183	180		Weighted average number of shares	182	180

183	185		Weighted average number of shares assuming dilution	189	183

(a)	The Company includes in revenues the reimbursement of costs incurred on behalf of managed hotel property owners and franchisees with no added margin and includes in costs and expenses these reimbursed costs. These costs relate primarily to payroll costs at managed properties where the Company is the employer.

n/m	= not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)

	September 30,	December 31,
	2010	2009
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$357	$87
Restricted cash	61	47
Accounts receivable, net of allowance for doubtful accounts of $48 and $54	508	447
Securitized vacation ownership notes receivable, net of allowance for doubtful accounts of $10 and $0	60	—
Inventories	778	783
Prepaid expenses and other	159	127

Total current assets	1,923	1,491
Investments	314	344
Plant, property and equipment, net	3,262	3,350
Assets held for sale	—	71
Goodwill and intangible assets, net	2,067	2,063
Deferred tax assets	988	982
Other assets (a)	409	460
Securitized vacation ownership notes receivable	439	—

	$9,402	$8,761

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt (b)	$8	$5
Current maturities of long-term securitized vacation ownership debt	133	—
Accounts payable	148	139
Accrued expenses	1,183	1,212
Accrued salaries, wages and benefits	387	303
Accrued taxes and other	323	368

Total current liabilities	2,182	2,027
Long-term debt (b)	2,852	2,955
Long-term securitized vacation ownership debt	399	—
Deferred income taxes	33	31
Other liabilities	1,861	1,903

	7,327	6,916
Commitments and contingencies
Stockholders’ equity:
Corporation common stock; $0.01 par value; authorized 1,000,000,000 shares; outstanding 190,567,514 and 186,785,068 shares at September 30, 2010 and December 31, 2009, respectively	2	2
Additional paid-in capital	682	552
Accumulated other comprehensive loss	(290)	(283)
Retained earnings	1,665	1,553

Total Starwood stockholders’ equity	2,059	1,824
Noncontrolling interest	16	21

Total equity	2,075	1,845

	$9,402	$8,761

(a)	Includes restricted cash of $8 million and $7 million at September 30, 2010 and December 31, 2009, respectively.

(b)	Excludes Starwood’s share of unconsolidated joint venture debt aggregating approximately $457 million and $581 million at September 30, 2010 and December 31, 2009, respectively.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations — Historical Data
(In millions)

Three Months Ended				Nine Months Ended
September 30,				September 30,
		%				%
2010	2009	Variance		2010	2009	Variance
			Reconciliation of Net Income to EBITDA and Adjusted EBITDA
$(6)	$40	n/m	Net income	$138	$180	(23.3)
64	65	(1.5)	Interest expense (a)	194	174	11.5
12	(45)	n/m	Income tax (benefit) expense (b)	(1)	(161)	(99.4)
73	79	(7.6)	Depreciation (c)	222	237	(6.3)
7	11	(36.4)	Amortization (d)	26	26	0.0

150	150	0.0	EBITDA	579	456	27.0
56	23	n/m	Loss on asset dispositions and impairments, net	35	49	(28.6)
—	4	n/m	Discontinued operations pre-tax net (gain) loss on dispositions	(2)	17	n/m
(1)	2	n/m	Restructuring, goodwill impairment and other special (credits) charges, net	(2)	24	n/m

$205	$179	14.5	Adjusted EBITDA	$610	$546	11.7

(a)	Includes $5 million of interest expense related to unconsolidated joint ventures for the three months ended September 30, 2010 and 2009, and $13 million and $16 million for the nine months ended September 30, 2010 and 2009, respectively.

(b)	Includes $1 million and $(9) million of tax (benefit) expense recorded in discontinued operations for the three months ended September 30, 2010 and 2009, respectively, and $(33) million and $(14) million for the nine months ended September 30, 2010 and 2009, respectively.

(c)	Includes $9 million and $8 million of Starwood’s share of depreciation expense of unconsolidated joint ventures for the three months ended September 30, 2010 and 2009, respectively, and $26 million and $24 million for the nine months ended September 30, 2010 and 2009, respectively. Includes $0 million and $2 million of depreciation expense in discontinued operations for the three months ended September 30, 2010 and 2009, respectively, and $0 million and $7 million for the nine months ended September 30, 2010 and 2009, respectively.

(d)	Includes $0 million of Starwood’s share of amortization expense of unconsolidated joint ventures for the three months ended September 30, 2010 and 2009, and $2 million and $1 million for the nine months ended September 30, 2010 and 2009, respectively.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations — Future Performance
(In millions, except per share data)
Low Case

Three Months Ended		Year Ended
December 31, 2010		December 31, 2010

$69	Net income	$207
62	Interest expense	256
17	Income tax expense (a)	16
82	Depreciation and amortization	330

230	EBITDA	809
—	Loss on asset dispositions and impairments, net	35
—	Discontinued operations pre-tax net gain on dispositions	(2)
—	Restructuring, goodwill impairment and other special credits, net	(2)

$230	Adjusted EBITDA	$840

Three Months Ended		Year Ended
December 31, 2010		December 31, 2010

$69	Income from continuing operations before special items	$207

$0.36	EPS before special items be	$1.09

	Special Items
—	Restructuring, goodwill impairment and other special credits, net	2
—	Loss on asset dispositions and impairments, net	(35)

—	Total special items — pre-tax	(33)
—	Income tax expense on special items	(1)

—	Total special items — after-tax	(34)

$69	Income from continuing operations	$173

$0.36	EPS including special items	$0.91

	High Case

Three Months Ended		Year Ended
December 31, 2010		December 31, 2010

$73	Net income	$211
62	Interest expense	256
18	Income tax expense (a)	17
82	Depreciation and amortization	330

235	EBITDA	814
—	Loss on asset dispositions and impairments, net	35
—	Discontinued operations pre-tax net gain on dispositions	(2)
—	Restructuring, goodwill impairment and other special credits, net	(2)

$235	Adjusted EBITDA	$845

Three Months Ended		Year Ended
December 31, 2010		December 31, 2010

$73	Income from continuing operations before special items	$211

$0.38	EPS before special items	$1.11

	Special Items
—	Restructuring, goodwill impairment and other special credits, net	2
—	Loss on asset dispositions and impairments, net	(35)

—	Total special items — pre-tax	(33)
—	Income tax expense on special items	(1)

—	Total special items — after-tax	(34)

$73	Income from continuing operations	$177

$0.38	EPS including special items	$0.93

(a)	The full year amounts reflect a $33 million tax benefit recorded in discontinued operations.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations — Future Performance
(In millions, except per share data)
Low Case

Year Ended
December 31, 2011

Net income	$278
Interest expense	250
Income tax expense	92
Depreciation and amortization	330

EBITDA	950
Loss on asset dispositions and impairments, net	—
Discontinued operations pre-tax net gain on dispositions	—
Restructuring, goodwill impairment and other special charges, net	—

Adjusted EBITDA	$950

Year Ended
December 31, 2011

Income from continuing operations before special items	$278

EPS before special items	$1.44

Special Items
Restructuring, goodwill impairment and other special charges, net	—
Loss on asset dispositions and impairments, net	—

Total special items — pre-tax	—
Income tax expense on special items	—

Total special items — after-tax	—

Income from continuing operations	$278

EPS including special items	$1.44

High Case

Year Ended
December 31, 2011

Net income	$300
Interest expense	250
Income tax expense	100
Depreciation and amortization	330

EBITDA	980
Loss on asset dispositions and impairments, net	—
Discontinued operations pre-tax net gain on dispositions	—
Restructuring, goodwill impairment and other special charges, net	—

Adjusted EBITDA	$980

Year Ended
December 31, 2011

Income from continuing operations before special items	$300

EPS before special items	$1.55

Special Items
Restructuring, goodwill impairment and other special charges, net	—
Loss on asset dispositions and impairments, net	—

Total special items — pre-tax	—
Income tax expense on special items	—

Total special items — after-tax	—

Income from continuing operations	$300

EPS including special items	$1.55

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Non-GAAP to GAAP Reconciliations — Same Store Owned Hotel Revenue and Expenses
(In millions)

Three Months Ended				Nine Months Ended
September 30,				September 30,
		%	Same-Store Owned Hotels			%
2010	2009	Variance	Worldwide	2010	2009	Variance

			Revenue
$363	$338	7.4	Same-Store Owned Hotels	$1,058	$968	9.3
7	20	(65.0)	Hotels Sold or Closed in 2010 and 2009 (a)	18	81	(77.8)
52	30	73.3	Hotels Without Comparable Results	161	105	53.3
5	—	n/m	Other ancillary hotel operations	8	—	n/m

$427	$388	10.1	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$1,245	$1,154	7.9

			Costs and Expenses
$295	$278	(6.1)	Same-Store Owned Hotels	$868	$810	(7.2)
5	17	70.6	Hotels Sold or Closed in 2010 and 2009 (a)	15	70	78.6
47	28	(67.9)	Hotels Without Comparable Results	138	92	(50.0)
5	—	n/m	Other ancillary hotel operations	7	—	n/m

$352	$323	(9.0)	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$1,028	$972	(5.8)

Three Months Ended				Nine Months Ended
September 30,				September 30,
		%	Same-Store Owned Hotels			%
2010	2009	Variance	North America	2010	2009	Variance

			Revenue
$227	$209	8.6	Same-Store Owned Hotels	$665	$608	9.4
7	11	(36.4)	Hotels Sold or Closed in 2010 and 2009 (a)	18	52	(65.4)
29	28	3.6	Hotels Without Comparable Results	106	97	9.3
5	—	n/m	Other ancillary hotel operations	8	—	n/m

$268	$248	8.1	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$797	$757	5.3

			Costs and Expenses
$193	$182	(6.0)	Same-Store Owned Hotels	$567	$531	(6.8)
5	8	37.5	Hotels Sold or Closed in 2010 and 2009 (a)	15	42	64.3
22	22	0.0	Hotels Without Comparable Results	82	80	(2.5)
5	—	n/m	Other ancillary hotel operations	7	—	n/m

$225	$212	(6.1)	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$671	$653	(2.8)

Three Months Ended				Nine Months Ended
September 30,				September 30,
		%	Same-Store Owned Hotels			%
2010	2009	Variance	International	2010	2009	Variance

			Revenue
$136	$129	5.4	Same-Store Owned Hotels	$393	$360	9.2
—	9	(100.0)	Hotels Sold or Closed in 2010 and 2009 (a)	—	29	(100.0)
23	2	n/m	Hotels Without Comparable Results	55	8	n/m
—	—	n/m	Other ancillary hotel operations	—	—	n/m

$159	$140	13.6	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$448	$397	12.8

			Costs and Expenses
$102	$96	(6.3)	Same-Store Owned Hotels	$301	$279	(7.9)
—	9	100.0	Hotels Sold or Closed in 2010 and 2009 (a)	—	28	100.0
25	6	n/m	Hotels Without Comparable Results	56	12	n/m
—	—	n/m	Other ancillary hotel operations	—	—	n/m

$127	$111	(14.4)	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$357	$319	(11.9)

(a)	Same-Store Owned Hotel Results exclude four and eight hotels sold or closed in 2010 and 2009 for three and nine months, respectively, and five and six hotels without comparable results for the three and nine months, respectively.

n/m	= not meaningful

Starwood Hotels & Resorts Worldwide, Inc.
Systemwide(1) Statistics — Same Store
For the Three Months Ended September 30,
UNAUDITED

	Systemwide - Worldwide			Systemwide - North America			Systemwide - International
	2010	2009	Var.	2010	2009	Var.	2010	2009	Var.
TOTAL HOTELS
REVPAR ($)	108.92	99.06	10.0%	103.81	93.83	10.6%	116.22	106.54	9.1%
ADR ($)	156.17	152.30	2.5%	144.34	138.90	3.9%	174.41	173.35	0.6%
Occupancy (%)	69.7%	65.0%	4.7	71.9%	67.6%	4.3	66.6%	61.5%	5.1

SHERATON
REVPAR ($)	95.27	85.61	11.3%	92.25	83.61	10.3%	99.37	88.30	12.5%
ADR ($)	138.42	133.96	3.3%	129.58	125.51	3.2%	151.37	146.58	3.3%
Occupancy (%)	68.8%	63.9%	4.9	71.2%	66.6%	4.6	65.6%	60.2%	5.4

WESTIN
REVPAR ($)	117.36	108.31	8.4%	111.95	103.55	8.1%	133.36	122.38	9.0%
ADR ($)	162.70	157.85	3.1%	154.47	149.47	3.3%	187.49	183.58	2.1%
Occupancy (%)	72.1%	68.6%	3.5	72.5%	69.3%	3.2	71.1%	66.7%	4.4

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	217.53	204.63	6.3%	191.14	165.76	15.3%	233.13	227.53	2.5%
ADR ($)	330.06	329.81	0.1%	275.76	256.38	7.6%	364.88	376.02	-3.0%
Occupancy (%)	65.9%	62.0%	3.9	69.3%	64.7%	4.6	63.9%	60.5%	3.4

LE MERIDIEN
REVPAR ($)	120.68	114.83	5.1%	186.38	158.01	18.0%	113.93	110.38	3.2%
ADR ($)	176.51	177.67	-0.7%	221.61	195.56	13.3%	170.67	175.30	-2.6%
Occupancy (%)	68.4%	64.6%	3.8	84.1%	80.8%	3.3	66.8%	63.0%	3.8

W
REVPAR ($)	167.62	140.97	18.9%	166.61	143.89	15.8%	172.31	127.21	35.5%
ADR ($)	222.03	205.45	8.1%	215.52	199.96	7.8%	256.98	240.61	6.8%
Occupancy (%)	75.5%	68.6%	6.9	77.3%	72.0%	5.3	67.0%	52.9%	14.1

FOUR POINTS
REVPAR ($)	72.85	64.84	12.4%	71.85	65.60	9.5%	74.70	63.43	17.8%
ADR ($)	105.09	101.98	3.0%	101.62	98.79	2.9%	111.88	108.74	2.9%
Occupancy (%)	69.3%	63.6%	5.7	70.7%	66.4%	4.3	66.8%	58.3%	8.5

(1)	Includes same store owned, leased, managed, and franchised hotels

Starwood Hotels & Resorts Worldwide, Inc.
Worldwide Hotel Results — Same Store
For the Three Months Ended September 30,
UNAUDITED

	Systemwide(1)			Company Operated(2)
	2010	2009	Var.	2010	2009	Var.
TOTAL WORLDWIDE
REVPAR ($)	108.92	99.06	10.0%	121.21	110.32	9.9%
ADR ($)	156.17	152.30	2.5%	173.28	168.50	2.8%
Occupancy (%)	69.7%	65.0%	4.7	70.0%	65.5%	4.5

NORTH AMERICA
REVPAR ($)	103.81	93.83	10.6%	124.05	112.12	10.6%
ADR ($)	144.34	138.90	3.9%	168.43	159.82	5.4%
Occupancy (%)	71.9%	67.6%	4.3	73.7%	70.2%	3.5

EUROPE
REVPAR ($)	159.74	158.34	0.9%	175.56	176.05	-0.3%
ADR ($)	218.98	235.72	-7.1%	234.67	252.48	-7.1%
Occupancy (%)	72.9%	67.2%	5.7	74.8%	69.7%	5.1

AFRICA & MIDDLE EAST
REVPAR ($)	93.50	93.91	-0.4%	93.74	94.75	-1.1%
ADR ($)	153.29	153.98	-0.4%	152.57	154.49	-1.2%
Occupancy (%)	61.0%	61.0%		61.4%	61.3%	0.1

ASIA PACIFIC
REVPAR ($)	104.03	86.31	20.5%	103.94	83.95	23.8%
ADR ($)	156.52	142.11	10.1%	156.21	140.28	11.4%
Occupancy (%)	66.5%	60.7%	5.8	66.5%	59.8%	6.7

LATIN AMERICA
REVPAR ($)	76.51	59.70	28.2%	76.71	58.27	31.6%
ADR ($)	131.88	123.33	6.9%	137.59	131.35	4.8%
Occupancy (%)	58.0%	48.4%	9.6	55.8%	44.4%	11.4

(1)	Includes same store owned, leased, managed, and franchised hotels

(2)	Includes same store owned, leased, and managed hotels

Starwood Hotels & Resorts Worldwide, Inc.
Owned Hotel Results — Same Store (1)
For the Three Months Ended September 30,
UNAUDITED

	WORLDWIDE			NORTH AMERICA			INTERNATIONAL
	2010	2009	Var.	2010	2009	Var.	2010	2009	Var.
TOTAL HOTELS	56 Hotels			30 Hotels			26 Hotels
REVPAR ($)	140.77	127.12	10.7%	146.61	130.70	12.2%	131.43	121.39	8.3%
ADR ($)	191.07	182.90	4.5%	187.05	171.53	9.0%	198.68	206.46	-3.8%
Occupancy (%)	73.7%	69.5%	4.2	78.4%	76.2%	2.2	66.2%	58.8%	7.4

Total Revenue	362,687	337,851	7.4%	226,947	208,691	8.7%	135,740	129,160	5.1%
Total Expenses	295,236	278,733	5.9%	193,144	182,300	5.9%	102,092	96,433	5.9%

BRANDED HOTELS	50 Hotels			24 Hotels			26 Hotels
REVPAR ($)	143.85	129.85	10.8%	153.23	136.24	12.5%	131.43	121.39	8.3%
ADR ($)	194.51	186.65	4.2%	191.91	175.34	9.5%	198.68	206.46	-3.8%
Occupancy (%)	74.0%	69.6%	4.4	79.8%	77.7%	2.1	66.2%	58.8%	7.4

Total Revenue	330,587	307,653	7.5%	194,847	178,493	9.2%	135,740	129,160	5.1%
Total Expenses	267,384	252,381	5.9%	165,292	155,948	6.0%	102,092	96,433	5.9%

(1)	Hotel Results exclude 4 hotels sold or closed and 5 hotels without comparable results during 2009 and 2010

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Management Fees, Franchise Fees and Other Income
For the Three Months Ended September 30,
UNAUDITED ($ millions)

	Worldwide
	2010	2009	$ Variance	% Variance
Management Fees:
Base Fees	67	62	5	8.1%
Incentive Fees	27	25	2	8.0%

Total Management Fees	94	87	7	8.0%

Franchise Fees	43	37	6	16.2%

Total Management & Franchise Fees	137	124	13	10.5%

Other Management & Franchise Revenues (1)	31	32	-1	-3.1%

Total Management & Franchise Revenues	168	156	12	7.7%

Other	5	7	-2	-28.6%

Management Fees, Franchise Fees & Other Income	173	163	10	6.1%

(1)	Other Management & Franchise Revenues includes the amortization of deferred gains of approximately $20 million in 2010 and $21 million in 2009 resulting from the sales of hotels subject to long-term management contracts and termination fees.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Vacation Ownership & Residential Revenues and Expenses
For the Three Months Ended September 30,
UNAUDITED ($ millions)

	2010	2009	% Variance
Originated Sales Revenues (1) — Vacation Ownership Sales	79	83	(4.8%)
Other Sales and Services Revenues (2)	58	49	18.4%
Deferred Revenues — Percentage of Completion	0	6	(100.0%)
Deferred Revenues — Other (3)	(8)	(13)	(38.5%)

Vacation Ownership Sales and Services Revenues	129	125	3.2%
Residential Sales and Services Revenues	3	1	n/m

Total Vacation Ownership & Residential Sales and Services Revenues	132	126	4.8%

Originated Sales Expenses (4) — Vacation Ownership Sales	52	52	0.0%
Other Expenses (5)	44	42	(4.8%)
Deferred Expenses — Percentage of Completion	0	3	100.0%
Deferred Expenses — Other	1	5	80.0%

Vacation Ownership Expenses	97	102	4.9%
Residential Expenses	1	0	n/m

Total Vacation Ownership & Residential Expenses	98	102	3.9%

(1)	Timeshare sales revenue originated at each sales location before deferrals of revenue for U.S. GAAP reporting purposes

(2)	Includes resort income, interest income, gain on sale of notes receivable, and miscellaneous other revenues

(3)	Includes deferral of revenue for contracts still in rescission period, contracts that do not yet meet the requirements of ASC 978-605-25 and provision for loan loss

(4)	Timeshare cost of sales and sales & marketing expenses before deferrals of sales expenses for U.S. GAAP reporting purposes

(5)	Includes resort, general and administrative, and other miscellaneous expenses

Note: Deferred revenue is calculated based on the Percentage of Completion (“POC”) of the project. Deferred expenses, also based on POC, include product costs and direct sales and marketing costs only. Indirect sales and marketing costs are not deferred per ASC 978-720-25 and ASC 978-340-25.

n/m = not meaningful

Starwood Hotels & Resorts Worldwide, Inc.
Systemwide(1) Statistics — Same Store
For the Nine Months Ended September 30,
UNAUDITED

	Systemwide - Worldwide			Systemwide - North America			Systemwide - International
	2010	2009	Var.	2010	2009	Var.	2010	2009	Var.
TOTAL HOTELS
REVPAR ($)	105.39	96.31	9.4%	100.25	92.76	8.1%	112.42	101.17	11.1%
ADR ($)	157.67	156.90	0.5%	146.47	146.26	0.1%	173.91	172.69	0.7%
Occupancy (%)	66.8%	61.4%	5.4	68.4%	63.4%	5.0	64.6%	58.6%	6.0

SHERATON
REVPAR ($)	92.48	84.11	10.0%	87.88	81.69	7.6%	98.48	87.26	12.9%
ADR ($)	140.26	139.17	0.8%	130.31	130.55	-0.2%	153.94	151.34	1.7%
Occupancy (%)	65.9%	60.4%	5.5	67.4%	62.6%	4.8	64.0%	57.7%	6.3

WESTIN
REVPAR ($)	117.17	108.44	8.1%	112.38	106.14	5.9%	130.90	115.02	13.8%
ADR ($)	168.86	168.36	0.3%	160.63	162.54	-1.2%	193.20	185.95	3.9%
Occupancy (%)	69.4%	64.4%	5.0	70.0%	65.3%	4.7	67.8%	61.9%	5.9

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	186.96	173.05	8.0%	180.17	163.92	9.9%	190.91	178.35	7.0%
ADR ($)	296.83	305.09	-2.7%	269.73	273.18	-1.3%	314.20	325.38	-3.4%
Occupancy (%)	63.0%	56.7%	6.3	66.8%	60.0%	6.8	60.8%	54.8%	6.0

LE MERIDIEN
REVPAR ($)	121.32	113.14	7.2%	189.40	158.14	19.8%	115.10	109.03	5.6%
ADR ($)	181.54	182.49	-0.5%	231.87	207.66	11.7%	175.80	179.60	-2.1%
Occupancy (%)	66.8%	62.0%	4.8	81.7%	76.2%	5.5	65.5%	60.7%	4.8

W
REVPAR ($)	168.09	138.08	21.7%	160.98	135.93	18.4%	206.41	149.68	37.9%
ADR ($)	226.63	217.92	4.0%	215.82	209.82	2.9%	287.03	268.85	6.8%
Occupancy (%)	74.2%	63.4%	10.8	74.6%	64.8%	9.8	71.9%	55.7%	16.2

FOUR POINTS
REVPAR ($)	68.50	62.82	9.0%	65.90	62.19	6.0%	73.27	64.01	14.5%
ADR ($)	105.01	102.93	2.0%	99.79	98.80	1.0%	114.98	111.54	3.1%
Occupancy (%)	65.2%	61.0%	4.2	66.0%	62.9%	3.1	63.7%	57.4%	6.3

(1)	Includes same store owned, leased, managed, and franchised hotels

Starwood Hotels & Resorts Worldwide, Inc.
Worldwide Hotel Results — Same Store
For the Nine Months Ended September 30,
UNAUDITED

	Systemwide(1)			Company Operated(2)
	2010	2009	Var.	2010	2009	Var.
TOTAL WORLDWIDE
REVPAR ($)	105.39	96.31	9.4%	117.84	107.45	9.7%
ADR ($)	157.67	156.90	0.5%	174.44	173.97	0.3%
Occupancy (%)	66.8%	61.4%	5.4	67.6%	61.8%	5.8

NORTH AMERICA
REVPAR ($)	100.25	92.76	8.1%	120.61	111.33	8.3%
ADR ($)	146.47	146.26	0.1%	170.37	169.88	0.3%
Occupancy (%)	68.4%	63.4%	5.0	70.8%	65.5%	5.3

EUROPE
REVPAR ($)	137.37	130.71	5.1%	150.51	145.01	3.8%
ADR ($)	207.64	214.72	-3.3%	222.26	230.12	-3.4%
Occupancy (%)	66.2%	60.9%	5.3	67.7%	63.0%	4.7

AFRICA & MIDDLE EAST
REVPAR ($)	115.25	116.86	-1.4%	116.04	118.83	-2.3%
ADR ($)	171.19	179.17	-4.5%	171.32	181.07	-5.4%
Occupancy (%)	67.3%	65.2%	2.1	67.7%	65.6%	2.1

ASIA PACIFIC
REVPAR ($)	101.57	82.22	23.5%	100.65	78.97	27.5%
ADR ($)	158.12	145.85	8.4%	158.10	144.26	9.6%
Occupancy (%)	64.2%	56.4%	7.8	63.7%	54.7%	9.0

LATIN AMERICA
REVPAR ($)	79.32	67.60	17.3%	80.51	69.28	16.2%
ADR ($)	138.15	134.61	2.6%	145.17	143.86	0.9%
Occupancy (%)	57.4%	50.2%	7.2	55.5%	48.2%	7.3

(1)	Includes same store owned, leased, managed, and franchised hotels

(2)	Includes same store owned, leased, and managed hotels

Starwood Hotels & Resorts Worldwide, Inc.
Owned Hotel Results — Same Store (1)
For the Nine Months Ended September 30,
UNAUDITED

	WORLDWIDE			NORTH AMERICA			INTERNATIONAL
	2010	2009	Var.	2010	2009	Var.	2010	2009	Var.
TOTAL HOTELS	55 Hotels			29 Hotels			26 Hotels
REVPAR ($)	134.67	120.62	11.6%	140.94	125.26	12.5%	125.00	113.48	10.2%
ADR ($)	193.95	189.21	2.5%	190.83	182.04	4.8%	199.64	202.84	-1.6%
Occupancy (%)	69.4%	63.7%	5.7	73.9%	68.8%	5.1	62.6%	55.9%	6.7

Total Revenue	1,057,638	968,452	9.2%	664,438	608,025	9.3%	393,200	360,427	9.1%
Total Expenses	867,751	810,290	7.1%	566,976	530,914	6.8%	300,775	279,376	7.7%

BRANDED HOTELS	49 Hotels			23 Hotels			26 Hotels
REVPAR ($)	139.06	124.04	12.1%	150.13	132.35	13.4%	125.00	113.48	10.2%
ADR ($)	197.79	193.21	2.4%	196.59	187.21	5.0%	199.64	202.84	-1.6%
Occupancy (%)	70.3%	64.2%	6.1	76.4%	70.7%	5.7	62.6%	55.9%	6.7

Total Revenue	972,093	884,653	9.9%	578,893	524,226	10.4%	393,200	360,427	9.1%
Total Expenses	787,425	732,567	7.5%	486,650	453,192	7.4%	300,775	279,376	7.7%

(1)	Hotel Results exclude 8 hotels sold or closed and 6 hotels without comparable results during 2009 and 2010

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Management Fees, Franchise Fees and Other Income
For the Nine Months Ended September 30,
UNAUDITED ($ millions)

	Worldwide
	2010	2009	$ Variance	% Variance
Management Fees:
Base Fees	196	176	20	11.4%
Incentive Fees	85	76	9	11.8%

Total Management Fees	281	252	29	11.5%

Franchise Fees	119	103	16	15.5%

Total Management & Franchise Fees	400	355	45	12.7%

Other Management & Franchise Revenues (1)	90	94	-4	-4.3%

Total Management & Franchise Revenues	490	449	41	9.1%

Other	13	24	-11	-45.8%

Management Fees, Franchise Fees & Other Income	503	473	30	6.3%

(1)	Other Management & Franchise Revenues includes the amortization of deferred gains of approximately $60 million in 2010 and $61 million in 2009 resulting from the sales of hotels subject to long-term management contracts and termination fees.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Vacation Ownership & Residential Revenues and Expenses
For the Nine Months Ended September 30,
UNAUDITED ($ millions)

	2010	2009	% Variance
Originated Sales Revenues (1) — Vacation Ownership Sales	230	239	(3.8%)
Other Sales and Services Revenues (2)	182	150	21.3%
Deferred Revenues — Percentage of Completion	0	23	(100.0%)
Deferred Revenues — Other (3)	(21)	(29)	(27.6%)

Vacation Ownership Sales and Services Revenues	391	383	2.1%
Residential Sales and Services Revenues	11	4	n/m

Total Vacation Ownership & Residential Sales and Services Revenues	402	387	3.9%

Originated Sales Expenses (4) — Vacation Ownership Sales	149	156	4.5%
Other Expenses (5)	139	123	(13.0%)
Deferred Expenses — Percentage of Completion	0	12	100.0%
Deferred Expenses — Other	12	13	7.7%

Vacation Ownership Expenses	300	304	1.3%
Residential Expenses	2	2	0.0%

Total Vacation Ownership & Residential Expenses	302	306	1.3%

(1)	Timeshare sales revenue originated at each sales location before deferrals of revenue for U.S. GAAP reporting purposes

(2)	Includes resort income, interest income, gain on sale of notes receivable, and miscellaneous other revenues

(3)	Includes deferral of revenue for contracts still in rescission period, contracts that do not yet meet the requirements of ASC 978-605-25 and provision for loan loss

(4)	Timeshare cost of sales and sales & marketing expenses before deferrals of sales expenses for U.S. GAAP reporting purposes

(5)	Includes resort, general and administrative, and other miscellaneous expenses

Note: Deferred revenue is calculated based on the Percentage of Completion (“POC”) of the project. Deferred expenses, also based on POC, include product costs and direct sales and marketing costs only. Indirect sales and marketing costs are not deferred per ASC 978-720-25 and ASC 978-340-25.

n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Hotels without Comparable Results & Other Selected Items
As of September 30, 2010
UNAUDITED ($ millions)
Properties without comparable results in 2010:

Property	Location
Sheraton Steamboat Resort & Conference Center	Steamboat Springs, CO
Westin Peachtree	Atlanta, GA
W Chicago — City Center	Chicago, IL
W Barcelona	Barcelona, Spain
The Manhattan at Times Square Hotel	New York, NY
Grand Hotel	Florence, Italy
Properties sold or closed in 2010 and 2009:

Property	Location
Sheraton Brussels Hotel & Towers	Brussels, Belgium
Sheraton Mencey Hotel	Santa Cruz de Tenerife, Spain
Sheraton Newton	Newton, MA
Minneapolis Gateway Hotel	Minneapolis, MN
Park Ridge Hotel & Conference Center at Valley Forge	King of Prussia, PA
W San Francisco	San Francisco, CA
Four Points by Sheraton Sydney Hotel	Sydney, Australia
W New York — The Court & Tuscany	New York, NY
St. Regis Aspen	Aspen, CO
Revenues and Expenses Associated with Assets Sold or Closed in 2010 and 2009: (1)

	Q1	Q2	Q3	Q4	Full Year

Hotels Sold or Closed in 2009:
2009
Revenues	$28	$21	$14	$11	$74
Expenses (excluding depreciation)	$25	$19	$12	$9	$65

Hotels Sold or Closed in 2010:
2010
Revenues	$8	$3	$7	$—	$18
Expenses (excluding depreciation)	$6	$4	$5	$—	$15

2009
Revenues	$9	$3	$6	$6	$24
Expenses (excluding depreciation)	$5	$4	$5	$5	$19

(1)	Results consist of 1 hotel sold or closed in 2010 and 7 hotels sold or closed in 2009. These amounts are included in the revenues and expenses from owned, leased and consolidated joint venture hotels in 2010 and 2009. These amounts do not include revenues and expense from the W New York — Court & Tuscany which were reclassified to discontinued operations.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Capital Expenditures
For the Three and Nine Months Ended September 30, 2010
UNAUDITED ($ millions)

	Q3	YTD
Maintenance Capital Expenditures: (1)
Owned, Leased and Consolidated Joint Venture Hotels	19	53
Corporate/IT	9	16

Subtotal	28	69

Vacation Ownership Capital Expenditures: (2)
Net capital expenditures for inventory (excluding St.Regis Bal Harbour)	(10)	(27)
Net capital expenditures for inventory — St.Regis Bal Harbour	40	115

Subtotal	30	88

Development Capital: (3)	24	86

Total Capital Expenditures	82	243

(1)	Maintenance capital expenditures include improvements and maintenance.

(2)	Represents gross inventory capital expenditures of $45 and $131 in the three and nine months ended September 30, 2010, respectively, less cost of sales of $15 and $43 in the three and nine months ended September 30, 2010, respectively.

(3)	Development capital primarily relates to improvements expected to generated positive returns.

Starwood Hotels & Resorts Worldwide, Inc.
2010 Divisional Hotel Inventory Summary by Ownership by Brand*
September 30, 2010

	NAD		EAME		LAD		ASIA		Total
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms

Owned
Sheraton	6	3,527	4	705	5	2,713	2	821	17	7,766
Westin	5	2,849	3	650	3	902	1	273	12	4,674
Four Points	2	327	—	—	—	—	—	—	2	327
W	7	2,440	1	473	—	—	—	—	8	2,913
Luxury Collection	1	643	7	828	1	180	—	—	9	1,651
St. Regis	2	489	1	161	—	—	—	—	3	650
Aloft	2	272	—	—	—	—	—	—	2	272
Element	1	123	—	—	—	—	—	—	1	123
Other	7	2,600	—	—	—	—	—	—	7	2,600

Total Owned	33	13,270	16	2,817	9	3,795	3	1,094	61	20,976

Managed & UJV
Sheraton	40	27,305	67	20,217	15	2,946	58	21,317	180	71,785
Westin	53	28,158	12	3,247	1	265	22	7,523	88	39,193
Four Points	1	171	10	1,875	4	517	11	3,733	26	6,296
W	21	6,274	2	581	2	433	3	722	28	8,010
Luxury Collection	4	1,648	14	2,738	7	250	2	338	27	4,974
St. Regis	8	1,664	1	95	2	309	4	1,009	15	3,077
Le Meridien	4	607	59	15,028	—	—	25	6,982	88	22,617
Aloft	—	—	2	555	—	—	1	186	3	741
Other	—	—	1	—	—	—	—	—	1	—

Total Managed & UJV	131	65,827	168	44,336	31	4,720	126	41,810	456	156,693

Franchised
Sheraton	149	44,118	28	6,637	8	2,040	15	6,010	200	58,805
Westin	58	18,600	6	2,655	2	396	8	2,231	74	23,882
Four Points	102	16,149	12	1,671	8	1,264	5	934	127	20,018
Luxury Collection	6	1,256	15	2,030	2	248	8	2,260	31	5,794
St. Regis	—	—	1	133	—	—	—	—	1	133
Le Meridien	7	1,997	4	1,340	2	324	2	554	15	4,215
Aloft	38	5,529	—	—	—	—	2	235	40	5,764
Element	6	762	—	—	—	—	—	—	6	762

Total Franchised	366	88,411	66	14,466	22	4,272	40	12,224	494	119,373

Systemwide
Sheraton	195	74,950	99	27,559	28	7,699	75	28,148	397	138,356
Westin	116	49,607	21	6,552	6	1,563	31	10,027	174	67,749
Four Points	105	16,647	22	3,546	12	1,781	16	4,667	155	26,641
W	28	8,714	3	1,054	2	433	3	722	36	10,923
Luxury Collection	11	3,547	36	5,596	10	678	10	2,598	67	12,419
St. Regis	10	2,153	3	389	2	309	4	1,009	19	3,860
Le Meridien	11	2,604	63	16,368	2	324	27	7,536	103	26,832
Aloft	40	5,801	2	555	—	—	3	421	45	6,777
Element	7	885	—	—	—	—	—	—	7	885
Other	7	2,600	1	—	—	—	—	—	8	2,600
Vacation Ownership	13	6,618	—	—	1	382	—	—	14	7,000

Total Systemwide	543	174,126	250	61,619	63	13,169	169	55,128	1,025	304,042

*	Includes Vacation Ownership properties

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
Vacation Ownership Inventory Pipeline
As of September 30, 2010
UNAUDITED

	# Resorts			# of Units(1)
		In	In Active		Pre-sales/	Future	Total at
Brand	Total (2)	Operations	Sales	Completed(3)	Development(4)	Capacity(5),(6)	Buildout

Sheraton	7	7	6	2,988	91	712	3,791
Westin	9	9	9	1,463	99	21	1,583
St. Regis	2	2	—	63	—	—	63
The Luxury Collection	1	1	—	6	—	—	6
Unbranded	3	3	1	124	—	1	125

Total SVO, Inc.	22	22	16	4,644	190	734	5,568

Unconsolidated Joint Ventures (UJV’s)	1	1	1	198	—	—	198

Total including UJV’s	23	23	17	4,842	190	734	5,766

Total Intervals Including UJV’s (7)				251,784	9,880	38,168	299,832

(1)	Lockoff units are considered as one unit for this analysis.

(2)	Includes resorts in operation, active sales or future development.

(3)	Completed units include those units that have a certificate of occupancy.

(4)	Units in Pre-sales/Development are in various stages of development (including the permitting stage), most of which are currently being offered for sale to customers.

(5)	Based on owned land and average density in existing marketplaces

(6)	Future units indicated above include planned timeshare units on land owned by the Company or applicable UJV that have received all major governmental land use approvals for the development of timeshare. There can be no assurance that such units will in fact be developed and, if developed, the time period of such development (which may be more than several years in the future). Some of the projects may require additional third-party approvals or permits for development and build out and may also be subject to legal challenges as well as a commitment of capital by the Company. The actual number of units to be constructed may be significantly lower than the number of future units indicated.

(7)	Assumes 52 intervals per unit.